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                                                                      EXHIBIT 99
                         VALUEVISION INTERNATIONAL, INC.
                      SECOND AMENDED 1990 STOCK OPTION PLAN
                            (AS AMENDED AND RESTATED)

1.       Purpose.

         The purpose of the Second Amended ValueVision International, Inc. 1990 Plan (the "Plan") is to provide officers and other key management employees ("Employees") of ValueVision International, Inc. (the "Company") and its present and future subsidiaries (within the meaning of Section 425 of the Internal Revenue Code of 1986, as amended (the "Code")) with an increased incentive to make significant and extraordinary contributions to the performance and growth of the Company and its subsidiaries, to increase stock ownership of Employees, and to attract and retain Employees of exceptional ability, by means of stock options.

2.       Administration.

         The Plan shall be administered by the stock option committee (the "Committee") of the board of directors of the Company. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the board of directors of the Company. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and the regulations promulgated thereunder (the "1934 Act"). The board of directors of the Company may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of the Committee's members shall constitute a quorum. All action of the Committee shall be taken by the majority of its members. Any action may be taken by a written instrument signed by majority of the members and actions so taken shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee's decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants.

3.       Eligibility and Participation.

         The class of employees eligible to receive stock options under the Plan are key management employees (including officers, but excluding directors of the Company) who shall be selected by the Plan Administrator from those employees who, in the opinion of the Plan Administrator, are in positions which enable them to make significant and extraordinary contributions to the performance and growth of the Company and its subsidiaries.

4.       Stock Options.

         Stock options to purchase full shares of the Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of the Company may at the discretion of the Plan Administrator be Incentive Stock Options (as defined in Section 422A of the Code) or Non-Incentive Stock Options are sometimes hereinafter collectively referred to as "stock options" or "options".

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5.       Determination of Option Price.

         The option price of Class A Common Stock covered by each stock option designated an Incentive Stock Option shall be determined by the Plan Administrator but shall not be less than the fair market value of Class A Common Stock on the date of grant of such stock option. Such fair market value shall be the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use on the date of grant of the stock option. The option price of Class A Common Stock covered by each option designated a Non-Incentive Stock Option shall be determined by the Plan Administrator on the date of grant of the stock option.

6.       Option Term.

         The term within which each stock option is exercisable shall be for such period as the Plan Administrator may determine, but such term shall not exceed a period of ten years in the case of Incentive Stock Options and ten years and one day in the case of Non-Incentive Stock Options from the date of grant of an option.

7.       Option Agreements.

         Each stock option shall be evidenced by an option agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Plan Administrator shall from time to time determine. Such terms and conditions, at the discretion of the Plan Administrator, may include, without limitation, provisions with respect to the time or times at which the stock option is exercisable, the effect of termination of employment upon right of exercise, the manner of exercise of such stock option, the payment for Class A Common Stock either with other shares of Class A Common Stock or with cash or with both, and payment of income tax withholding requirements in connection with the exercise of a Non-Incentive Stock Option by the Company withholding or an Employee delivering shares of Class A Common Stock.

8.       Date Of Grant.

         The date of grant of a stock option shall occur when the granting of the stock option is authorized by the Plan Administrator, or such later date as may be specified by the Plan Administrator in such authorization.

9.       Incentive Stock Options.

         Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

         (a) The aggregate fair market value (determined as of the time the option is granted) of Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans of the Company or of its parent or any subsidiary of the Company) shall not exceed $100,000;

         (b) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Directors or the date this Plan was approved by the shareholders; and

         (c) No Incentive Stock Options shall be granted to any Employee who, at the time such option is granted, would own (within the meaning of Section 422A of the Code) stock possessing more


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than 10% of the total combined voting power of all classes of stock of the
Company or of its parent or any subsidiary.

10.      Adjustments.

         In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Class A Common Stock then subject to the Plan, the number and kind of shares of stock or other securities to which the holders of the shares of Class A Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Class A Common Stock, the number of shares of Class A Common Stock then subject to the Plan, including shares subject to options, shall be adjusted in proportion to the change in outstanding shares of Class A Common Stock. In the event of any such adjustments, the purchase price of any option and the shares of Class A Common Stock issuable pursuant to any option shall be adjusted as and to the extent appropriate, in the discretion of the Plan Administrator, to provide participants with the same relative rights before and after such adjustment.

11.      Effect of Termination of Employment.

         In the event an employee ceases employment with the Company for any reason, including death, any options held by such Employee may be exercised or shall expire at such times as may be determined by the Plan Administrator.

12.      Transferability Of Options.

         Options under the Plan shall not be assignable or transferable, or subject to encumbrance or charge of any nature, otherwise than by will or the laws of descent and distribution, and the Company shall not be required to recognize any attempted assignment of such rights by an Employee. A stock option may be exercised, during the lifetime of the Employee to whom such stock option was granted, only by such Employee.

13.      Amendment And Termination.

         The Board of Directors of the Company may at any time and from time to time amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board of Directors may not, without the favorable vote of a majority of the shares of voting stock represented at a meeting of shareholders of the Company, (a) increase the aggregate number of shares of Class A Common Stock which may be issued under the Plan, or decrease the minimum stock option price set forth in Paragraph 5 hereof, or change the designation of the class of employees eligible to receive Incentive Stock Options under the plan, unless otherwise permitted by the Code or (b) materially increase the benefits accruing to participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan. No such amendment, suspension or termination may, without the consent of the Employee to whom an option shall theretofore have been granted, adversely affect the rights of such Employee under such option.

14.      Number of Shares.

         The aggregate number of shares of Class A Common Stock which may be issued under options and which shall be reserved for purposes of the Plan shall be 4,250,000, subject to adjustment pursuant to Section 10 hereof. Authorized but unissued shares or treasury shares or both may be utilized for purposes of the Plan. If any stock option shall expire or terminate for any reason without having been exercised in


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full, the unpurchased  shares under such option shall again become available for purposes of the Plan so long as the holder of such stock option received no benefit of ownership from the stock.

15.      Use of Common Stock for Income Tax Withholding Requirements.

         (a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when an Employee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of a stock option, the Employee may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Class A Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the fair market value of the Class A Common Stock (as determined in Paragraph 5 herein) on the date that the amount of tax to be withheld shall be determined (herein "Tax Date").

         (b) Each Election must be made prior to the Tax Date. The Plan Administrator may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any option that the right to make Elections shall not apply to such option. An Election is irrevocable.

         (c) If the Employee is an officer or director of the Company within the meaning of Section 16 of the Act, then an Election is subject to the following additional restrictions:

                  (1) No election shall be effective for a Tax Date which occurs within six months of the grant of the option, except that this limitation shall not apply in the event death or disability of the Employee occurs prior to the expiration of the six-month period.

                  (2) The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

16.      Securities Laws.

         Notwithstanding anything in this Plan to the contrary:

         (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any option or the issuance of any shares of Class A Common Stock pursuant to any option, require the recipient of the option, as a condition to the receipt thereof or to the receipt of shares of Class A Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the option or the shares of Class A Common Stock issued pursuant thereto for such recipient's own account for investment and not for distribution; and (b) if at any time the Company further determines, in its discretion, that the listing, registration or qualification (or any updating of any such document) of any option or the shares of class a common stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any option, the issuance of shares of Class A Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such option shall not be awarded or such shares of Class A Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.



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17.      Miscellaneous Provisions.

         (a) Nothing in the Plan or in any stock option granted pursuant to the Plan shall confer on any Employee the right to continue in the employ of the Company or any of its subsidiaries or affect in any way the right of the Company or any such subsidiary to terminate such Employee's employment at any time.

         (b) The grant of stock options under the Plan shall not confer upon any Employee any of the rights of a shareholder until due exercise of the Employee's stock option.

18.      Duration Of Plan.

         (a) The Plan will become effective upon its approval by the affirmative vote of the holders of a majority of the voting stock of the Company at a meeting of its shareholders. Unless approved within one year after the date of the Plan's adoption by the Board of Directors, the Plan shall not be effective for any purpose.

         (b) The Plan shall remain in effect until all options granted under the Plan have been satisfied by the issuance of shares of Class A Common Stock or terminated under the terms of the Plan and all restrictions imposed on shares of Class A Common Stock in connection with their issuance under the Plan have lapsed. No options may be granted under the Plan after the tenth anniversary of the date the plan is approved by the shareholders of the Company.

         (c) Nothing contained in the Plan shall be construed as giving an Employee, the Employee's beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

19.      Immediate Acceleration Of Options Upon Change In Control.

         Notwithstanding any provision in the Plan, any option agreement, or any other agreement relating thereto to the contrary, all options granted under the Plan will become exercisable immediately if any of the following events occur, unless otherwise determined by the Board of Directors and a majority of the Incumbent Members (as defined below) or unless and to the extent that the exercise of the option would result in the application of the provisions of
Section 280G of the Internal Revenue Code of 1986, as amended:

         (a) Any person, as defined in Sections 3(a)(9) and 13(d)(3) of the Act, becomes the "beneficial owner" (as defined in rule 13d-3 promulgated pursuant to the Act) directly or indirectly, of 30% or more of combined voting power of the Company's then outstanding securities; or

         (b) The occurrence within any twelve-month period of a change in the Board of Directors of the Company with the result that the Incumbent Members (as defined below) do not constitute a majority of the Board of Directors. "Incumbent Members" in respect of any twelve-month period, shall mean the members of the Board on the date immediately preceding the commencement of such twelve-month period, provided that any person becoming a Director during such twelve-month period whose election or nomination for election was supported by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect to such twelve-month period; or


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         (c) the shareholders of the Company approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

20.      Clarification.

         All references to Class A Common Stock in the Plan shall be deemed to be references to the Common Stock, par value $.01 per share, of the Company.










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